[Central Bancorp Letterhead]






                                October 30, 2001


Richard Lashley and other members of the PL Capital - Archimedes Overseas Ltd. Group
c/o Guernsey Financial Services Commission
La Plaiderie Chambers, La Plaiderie
St. Peter Port, Guernsey
Channel Islands, GY1 1 WG
and
40 Swiss Partner
23 Schanzengraben
8039 Zurich
Switzerland
and
20 East Jefferson
Suite 22
Naperville, Illinois 60540

Dear Sirs:

     With reference to your letter of October 25, 2001 to John Doherty, this letter is to reiterate that I remain willing to meet with you any time, any place as you have repeatedly been advised in the past. I also reiterate, as stated in my August 1, 2001 letter to you, that pursuant to the Central Bank Board of Directors' prior determinations, anyone who becomes part of a group with you will be subject to the adverse classification and business consideration, restrictions already applicable to you. A copy of my August letter is enclosed.

                                        Sincerely,

                                        /s/ William P. Morrissey

                                        William P. Morrissey
                                        Senior Vice President

                         [LETTERHEAD OF CENTRAL BANCORP]


                                 August 1, 2001



Richard Lashley and other members of the PL Capital - Archimedes Overseas Ltd. Group
c/o Guernsey Financial Services Commission
La Plaiderie Chambers, La Plaiderie
St. Peter Port, Guernsey
Channel Islands, GY1 1WG
and
40 Swiss Partner
23 Schanzengraben
8039 Zurich
Switzerland
and
20 East Jefferson Avenue
Suite 22
Naperville, Illinois 60540

Dear PL Capital - Archimedes Overseas Group:

     Your July 31, 2001 letter is replete with self-serving inaccuracy. Be advised that we will not dignify with comment, and reject, each and every one of your statements in the entirety. By way of illustration only, we remind you:

          1) The board of directors of Central Bancorp determined unanimously (that is, including its outside directors, not its management) that your group is an Adverse Person within the criteria stated in the Shareholder Rights Plan subject to 10% share ownership. That determination may be made at any time and serves the Company's stockholders' best interests;

          2) Anyone joining with your group within the meaning of Section 13(d) of the Securities Exchange Act or Rule 13d-3 promulgated thereunder, such that together you and they collectively beneficially own 10% or more of the Company's shares will, with you, become subject to the voting and economic dilution of all such shares of Company stock. You and they need to know that.

August 1, 2001
Page 2


          3) The board of directors unanimously determined that this bank is not for sale, notwithstanding your group's margin loan financed publicly announced short-term Schedule 13D agenda.

          4) You feign unhappiness with the bank's performance only having recently bought your shares for the purpose of raising a cry of "sell the bank." If you were truly unhappy with performance, you should never have bought, or should sell your shares, not the bank.

          5) Your group chose to exceed the Massachusetts 5% "interested stockholder" threshold without first obtaining approval of the Company's directors. Accordingly, you will not be able, by reason of Massachusetts statute, to effect your announced plan for a merger of this Company with any entity for three years unless you obtain approval of such merger by 90% of shares not owned by you, including shares owned through an ESOP through which shares are confidentially voted sufficient that when voted in employees' best interest (and stockholders' best interest) would reject your plan outright. Central Bancorp's employees serve its communities daily, not Naperville, Illinois or the Channel Islands, and thereby serve all stockholders.

     At the annual meeting on July 26, 2001, I told you that I would meet you for as long as you desire, any time, any place, Naperville, Zurich, you name it. But don't attend an annual meeting, fail to speak, and then pretend that you were not given an opportunity to speak your mind at the meeting and also offered a meeting with me at length, any time, anywhere.


                                          Sincerely,

                                          /s/ William P. Morrissey

                                          William P. Morrissey
                                          Senior Vice President